MACOM 100 Chelmsford Street Lowell, MA 01851 +1 978.656.2500 www.macom.com

MACOM Appoints Bryan Ingram to its Board of Directors
LOWELL, MA, January 12, 2026 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor products, today announced the appointment of Bryan Ingram as an independent director to MACOM’s Board to Directors (the “Board”), effective January 12, 2026.
Mr. Ingram has had a distinguished career, spanning engineering, operations, technical management and executive roles and has successfully managed complex semiconductor businesses in excess of $4 billion dollars in revenue. Prior to his retirement in 2019, Bryan served as Senior Vice President and General Manager of the Wireless Semiconductor Division at Broadcom Inc., having previously served as the Chief Operating Officer for Avago Technologies Limited. From 2005 through 2013, Mr. Ingram served as the Senior Vice President and General Manager of Avago’s Wireless Semiconductor Division. Additionally, Mr. Ingram served in various senior executive positions at other technology organizations, including Vice President and General Manager of Agilent Semiconductor Products Group’s Wireless Semiconductor Division. He began his career at Westinghouse Defense Electronics in 1986.
Mr. Ingram holds a Bachelor of Science in Electrical Engineering (BSEE) from the University of Illinois and a Master of Science in Electrical Engineering (MSEE) from Johns Hopkins University.
“I am delighted to welcome Bryan to our Board of Directors,” said Stephen G Daly, President, Chief Executive Officer and Chairman of the Board, MACOM. “Bryan’s strategic acumen and his hands-on experience scaling and managing large multi-billion dollar semiconductor businesses will greatly benefit MACOM as we execute our growth strategy and create shareholder value.”
“I believe my background and experience is an excellent fit for MACOM,” said Bryan Ingram. “I look forward to joining the Board and contributing to MACOM’s efforts to strengthen its leadership position in the market.”
About MACOM
MACOM designs and manufactures semiconductor products for telecommunications, industrial and defense and data center applications. Headquartered in Lowell, Massachusetts, MACOM has design centers and sales offices throughout North America, Europe and Asia. MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, information concerning Mr. Ingram’s expertise and expected future contributions to MACOM’s Board.

These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including, among other things, our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com